SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 13, 2009
Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33228 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231
(Address of Principal Executive Offices)           (Zip Code)

214-221-4610
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the scheduled expiration of his employment agreement with Zion Oil & Gas, Inc. (the “Company”) on December 31, 2009, Mr. William Avery, the Company’s Executive Vice President and a director, notified the Company on October 13, 2009, that he is resigning from all positions held with the Company, including his directorship, in order to develop various personal businesses and the practice of law. The resignation, which is with the agreement of the Company, is effective immediately. In connection with his resignation, the Company will pay out the amounts to which Mr. Avery is entitled under his employment agreement through December 31, 2009 and Mr. Avery will be able to exercise options to purchase up to 40,000 shares of the Company’s common stock previously issued to him, through the original exercise period ending on December 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: October 16, 2009	By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer